EXHIBIT 32.2

BioAdaptives, Inc

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BioAdaptives Inc. (the Registrant) on Form I0-K for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the Report), I Robert W. Ellis, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. I350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Robert W. Ellis. and will be retained by BioAdaptives Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 10, 2024

By:	/s/ Robert E. Ellis

Robert E. Ellis

Chief Financial Officer

(Principal Financial Officer)